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                                  Exhibit 23.2

                        Consent of KPMG Peat Marwick LLP

                                   (Attached)
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                          Independent Auditors Consent


The Board of Directors
Summit Family Restaurants, Inc.:

We consent to incorporation by reference in the registration statement No. 33-62152 on Form S-8 of Summit Family Restaurants, Inc. and subsidiaries of our report dated November 4, 1994 relating to the consolidated balance sheets of Summit Family Restaurants, Inc. and subsidiaries as of September 26, 1994 and September 27, 1993, and the related consolidated statements of operations, stockholders equity, and cash flows and related schedules for each of the years in the three-year period ended September 26, 1994, which report appears in the September 26, 1994 annual report on Form 10-K of Summit Family Restaurants, Inc. and subsidiaries.

                                            /s/ KPMG Peat Marwick LLP
                                                KPMG Peat Marwick LLP

Salt Lake City, Utah
November 2, 1995